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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: March 2, 2005

Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West 103rd Avenue, Suite 102 Westminster, Colorado	80021

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 410-6666

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

INFORMATION TO BE INCLUDED IN THE REPORT

Introductory Note:

     This Form 8-K/A is filed to amend and supercede the Form 8-K filed on March 2, 2005 to correct an error in the description of the vesting of our milestone stock options.

Section 1 — Registrant’s Business and Operations

   Item 1.01 Entry into a Material Definitive Agreement.

     The following is a description of our employee bonus plan provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information.

   2004 and 2005 Discretionary Bonus Programs

     We maintain a discretionary bonus program administered by the Compensation Committee of our Board of Directors. The purpose of the program is to motivate and reward employees for successful achievement of certain corporate and individual goals. The Compensation Committee historically sets a one-year performance period to run from January 1 through December 31 and establishes a list of specific corporate goals for that period as well as specific weighting for each goal. The extent to which these corporate goals are achieved is used in determining the amount of funds available in the bonus pool. The bonus pool is allocated among eligible employees based on recommendations from management which are reviewed and approval by our Compensation Committee and Board of Directors.

     All employees (except for temporary employees and employees hired after September 30), including all of our executive officers, are eligible to participate in our annual bonus program. Eligible employees must remain employed by Myogen at the time awards are paid out under the program in order to receive their awards, if any. The Compensation Committee and our Board of Directors may modify, amend, revoke or suspend the annual discretionary bonus program at any time.

     Our Chief Executive Officer’s annual cash bonus, if any, is based solely on achievement of our corporate goals. All other employees’ annual cash bonuses, if any, are calculated in accordance with a formula that takes into account base salary, target bonus percentage, annual performance rating (based on the attainment of individual goals and performance criteria) and a corporate impact rating that is tied to each employee’s salary grade. Our annual bonus plan also allows for stock option grants to our employees, including our executive officers. The size of stock option grants, if any, to our executive officers is typically calculated in accordance with a formula based on achievement of our annual corporate goals and salary level. The size of the stock option grants, if any, to our other employees is typically calculated in accordance with a formula based on an individual’s annual performance rating and salary level.

     On February 24, 2005, our Board of Directors reviewed our fiscal year 2004 results measured against the corporate goals established by our Compensation Committee and Board of Directors in the first quarter of 2004 (the “2004 Corporate Goals”). The 2004 Corporate Goals were based on the following categories: (i) clinical development goals relating to enoximone, including goals relating to our EMOTE and ESSENTIAL trials; (ii) clinical development goals relating to ambrisentan, including goals relating to our pivotal phase III ARIES trials; (iii) clinical development goals relating to darusentan, including goals relating to our phase IIb clinical trial of darusentan; (iv) corporate goals relating to commercial partnership arrangements; (v) corporate and financial goals relating to resource planning and risk management measures; and (vi) drug discovery research and development goals. Our Board of Directors determined, upon recommendation of our Compensation Committee, that the company attained a specified percentage of our 2004 Corporate Goals. Based on this determination, the Compensation Committee and our Board of Directors approved specific cash bonus payments and the issuance of two tranches of options to purchase shares of our common stock. We issued the stock options in February 2005 and expect to pay the cash bonuses in March 2005.

     Both tranches of stock options were granted under and in accordance with the terms and conditions of our 2003 Equity Incentive Plan (which was filed as Exhibit 10.1 to our Registration Statement on Form S-1 (No. 333-108301), our “2003 Equity Incentive Plan”). All of the options have an exercise price of $8.48 per share (the closing price of the Company’s common stock on February 24, 2005) and are non-qualified options for tax purposes. The stock option tranches are summarized below.

•	Milestone Stock Options — Each of our employees, including each of our executive officers, was granted a “milestone” stock option. The size of the milestone stock option grants was calculated in accordance with a formula based on each employee’s salary level, bonus potential and length of service to the company. These options have a five (5) year term provided that, as described below, they may terminate immediately prior to the consummation of a Change in Control (as defined in our 2003 Equity Incentive Plan excluding any transaction or series or transactions described in Section 2(e)(5) therein). One-hundred percent (100%) of the milestone options will vest upon the occurrence of any of the following events: (i) the average of our closing stock price equals or exceeds a pre-determined milestone (the “Milestone Price”) for any consecutive five (5) trading day period, (ii) our closing stock price equals or exceeds the Milestone Price on the final day of trading prior to the consummation of a Change in Control, (iii) in connection with a Change in Control, the aggregate consideration payable to our stockholders in exchange for one share of our Common Stock, calculated on the date of execution of the definitive agreement relating to the Change in Control, equals or exceeds the Milestone Price, or (iv) in connection with a Change in Control, the aggregate consideration actually received by our stockholders in exchange for one share of our Common Stock, calculated as of the closing of the Change in Control, equals or exceeds the Milestone Price. Notwithstanding the foregoing, the milestone options shall terminate if they do not vest immediately prior to the consummation of a Change in Control. We may be required to record stock-based compensation charges relating to these options prior to our anticipated adoption of FAS 123® as of July 1, 2005. The form of stock option grant notice relating to these options conforms to the standard form of grant notice filed as Exhibit 10.1 to our Registration Statement on Form S-1 (No. 333-108301).

•	Time Vesting Stock Options — As disclosed in greater detail below, certain of our executive officers were also granted ten (10) year options to purchase shares of our common stock. Similar stock options were issued to our employees, excluding our executive officers, in July 2004 at an exercise price of $7.01 per share. The number of time vesting options granted to our executive officers was calculated in accordance with a formula based on achievement of our 2004 Corporate Goals and salary level. These options will vest over a four-year period, with 25% of the options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years (subject to acceleration in accordance with the terms of Sections 11(c) and (d) of our 2003 Equity Incentive Plan). The form of stock option grant notice relating to these options conforms to the standard form of grant notice filed as Exhibit 10.1 to our Registration Statement on Form S-1 (No. 333-108301).

     On February 24, 2005, our Board of Directors, upon recommendation of our Compensation Committee, also approved corporate goals and associated bonus target amounts for fiscal year 2005. The Committee approved specific targets and goals in the following five categories: (i) clinical development goals relating to enoximone, including our pivotal phase III ESSENTIAL trials; (ii) clinical development goals relating to ambrisentan, including our pivotal phase III ARIES trials; (iii) clinical development goals relating to darusentan, including our phase IIb clinical trial of darusentan; (iv) corporate/financial goals relating to achievement of certain financial measures, including stock price targets and resource planning and risk management measures; and (v) drug discovery research and development goals relating to projects in our pipeline.

     We expect that the cash and stock bonuses payable for fiscal year 2005, if any, will be calculated in the manner set forth above and will vary depending on the extent to which actual performance meets, exceeds, or falls short of the corporate goals approved by our Board of Directors and individual goals established by our management team. In addition, our management team, Compensation Committee and Board of Directors retain the discretion to (i) increase, reduce or eliminate the cash and stock bonuses that otherwise might be payable to all employees or any individual based on actual performance as compared to pre-established goals, and (ii) structure bonus and equity incentives, such as milestone options, in a manner that they believe will appropriately motivate and reward our employees, including our executive officers.

Executive Compensation Increases and Option Grants

     On February 24, 2005, our Board of Directors, upon recommendation of our Compensation Committee, approved the following 2005 annual base salaries, cash bonus payments and stock option issuances for our executive officers. The salaries, bonuses and stock option grants were determined in the manner described above and are consistent with our pre-established corporate and individual performance goals.

				2004 Year-End
Executive Officer	2004 Base Salary	2005 Base Salary	2004 Bonus ($)	Option Grant
Michael R. Bristow, M.D., Ph.D.	$100,000	$100,000	$24,500	11,530	(1)
Chief Science and Medical Officer				0	(2)

Andrew D. Dickinson	N/A	$205,000	N/A	1,750	(1)
Vice President, General Counsel and				0	(2)
Corporate Secretary

J. William Freytag, Ph.D.	$340,000	$357,000	$95,200	44,790	(1)
President, Chief Executive Officer				67,500	(2)
and Chairman

				2004 Year-End
Executive Officer	2004 Base Salary	2005 Base Salary	2004 Bonus ($)	Option Grant
Michael J. Gerber, M.D.	$258,324	$271,300	$63,300	14,340	(1)
Senior Vice President of Clinical Development				32,000	(2)
and Regulatory Affairs

Richard J. Gorczynski, Ph.D.	$229,188	$240,700	$56,200	25,440	(1)
Senior Vice President, Research and				32,000	(2)
Development

John R. Julian	$235,032	$246,800	$57,600	20,070	(1)
Senior Vice President, Commercial				32,000	(2)
Development

Joseph L. Turner	$216,122	$227,000	$53,000	20,300	(1)
Senior Vice President, Finance and				32,000	(2)
Administration and Chief Financial Officer

(1)	2005 Milestone Options as described above.

(2)	Time Vesting Options as described above.

     We will provide additional information regarding the compensation awarded to our “named executive officers” in respect of and during the year ended December 31, 2004, in the proxy statement for our 2005 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2004.

Section 5 — Corporate Governance and Management

   Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 24, 2005, Andrew N. Schiff, M.D. informed the Company of his intention not to stand for re-election to the Company’s Board of Directors at the 2005 Annual Meeting of Stockholders due to the increasing demands on his time at Perseus-Soros Management, LLC, where he currently serves as a Managing Director. Dr. Schiff has been a director of the Company since December 2001 and he will continue to serve as a director of the Company until the expiration of his current term on May 11, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2005

MYOGEN, INC.
By:	/s/ J. William Freytag
J. William Freytag
Its:	President and Chief Executive Officer